Comments of Benjamin Locke, CEO, and Robert Panora, President for Tecogen Inc. investor conference call on April 1, 2020 at 11:00 am regarding the impact of the Coronavirus on Tecogen Inc.
Benjamin Locke
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Good morning. Thank you for joining us on the call today during what is truly a concerning time for all of us. I hope that each of you are in a place of relative safety and security, as we here at Tecogen are also adapting to this unprecedented situation. I’d like to give an update on our overall company status, followed by some updates from Bob on our emission technology program. I’ll then take a few questions.
First, Before I go into details on how we are maintaining business continuity, I want to emphasize that the safety of our employees is my primary concern. As an essential service provider in the energy production category, we are continuing our business operations with the continued safety of our employees and adherence to local and state restrictions on movement our top priority.
In our Waltham facility, our sales, engineering, and select administrative functions are operating remotely while our manufacturing team continues to function. With the building largely empty due to many employees working remotely, we are able to contain the facility to only those needed to maintain daily operations. We have expanded our cleaning services for our facility each day, and have established protocols for sanitization upon entering or exiting the building.
Our service centers also continue to operate normally as part of our essential services designation. With some exceptions, most of the sites we service value the equipment in their building maintaining operations since concerns, real or not, about outages are heightened. We have instructed our individual service centers to similarly adopt strict controls on sanitization and controlled customer interactions consistent with social distancing protocols.
In terms of our operations, we are doing our best to maintain normalcy across all our functional areas.
So far our suppliers have maintained deliveries, and we have not encountered any significant parts shortages or delays that would prohibit us from fulfilling our current backlog, which I will talk more about in a moment.

And as I said, our manufacturing team continues to operate and did a terrific job meeting our shipping schedules over the past few weeks. With just a few exceptions, we met our expected shipments for the first quarter, and are now working diligently on the next wave of Q2 shipments, which are primarily Inverdes for the Toronto project.
Our engineering team is still operational albeit remotely, as is our sales team. We are all getting used to this new work environment and trying to make the best of the situation. Fortunately, many of the industries and people our sales and engineering team interact with on a daily basis are similarly working remotely. We are taking advantage of the opportunity to have more virtual meetings and webinars as we all try to maintain our respective business operations.
With regard to our turnkey installation projects, we have seen some stoppages that adversely impact our ability to fulfill the project in the expected timelines, but we feel the cash flows associated with the stoppages are currently manageable.
And as I mentioned before, our service centers are continuing to operate, and therefore our energy production assets also continue to operate, both of which continue to generate good margin revenues for the company.
Moving to sales, I think the order we announced this morning is important on several levels. First, it shows that business continues to get done in the HVAC industry, which is also designated as an essential service. And while most of you are familiar with our water cooled Tecochill product line which typically dominates industrial cooling facilities, our air source unit is very functional and cost effective for smaller rooftop AC needs, particularly with natural gas prices so low in many areas. And it’s also noteworthy that this sale is to a cannabis grower in Florida who is expanding their grow operation. Florida is increasingly becoming a leader in the cannabis cultivation industry in terms of ease of permitting, construction, and financial flexibility associated with the industry. With the vote on recreational use expected later this year, we anticipate more cultivation facilities will emerge in Florida that will similarly take advantage of the tremendous economic advantages of natural gas cooling with Tecochill.
And as I mentioned earlier, we have reviewed our backlog in light of the situation, and are pleased that it currently stands at $12.5 million, consisting of $10 million of product sales which is very important. As I mentioned in the past few calls, we have scaled back our turnkey sales to only encompass smaller, more manageable turnkey construction projects. And while some of these projects may have delays due to the

Corona virus, our product backlog is very strong and sufficient to ensure our manufacturing team can stay busy.
Moving to our financials, our balance sheet is currently in good shape, and will be further supplemented by expected payments for the units shipped in the first quarter. We are in discussions with our line of credit provider on how to keep our balance sheet strong as we continue operations throughout the second quarter. We are aware of the various programs outlined in the Family First Coronavirus Response Act and subsequently in the CARES Act, and will diligently and quickly pursue any relevant benefits that can help us continue to operate during this time.
With that, I’d like to turn it over to Bob, who has some encouraging words on our Ultera emissions program and our collaboration with Mitsubishi. Bob?
Robert Panora
Good morning

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It’s only been a couple of weeks since my last update, but there have been a few developments which I can report. In the call last month, we discussed our plans to begin the process of engine certification testing to the near zero California CARB standard. Mitsubishi Caterpillar (MCFA) had obtained a quote from a qualified test laboratory, the Southwest Research Institute, to perform dynamometer tests on an engine matching the model in our prototype truck. The plan was to have Southwest Research subject the test engine to the certification test cycle. If the retuning was equally effective in the cycle as when applied to the prototype truck, then we could be highly confident of a successful near zero certification when the Ultera components were added later.

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What’s new to report is that the Propane Education and Research Council (PERC), the trade association that funded the work originally has confirmed that they will fund the Southwest Research effort, which is very positive news. Also, MCFA was attempting to secure a test slot with Southwest in May. However, the Japanese engineer that has provided the tuning expertise, urged us to postpone the effort until he can safely travel from Japan to the US to oversee the tests and make any adjustments needed. We all agreed that postponement was the best course. We will reschedule when travel restrictions are lifted.

•	Since the call, we have also been contacted by the California water district regarding their order for the two 800 hp Ultera kits. They provided an updated timeline which has the PO scheduled for August, which is a just few months later than expected.

•	That concludes my update and I return the discussion back to Ben.

Benjamin Locke
So, in conclusion, I hope this update eases concerns of investors over the company’s overall continuity and viability during this difficult time. We fundamentally are continuing operations, with manufacturing, sales, engineering, service, and energy production all continuing for the foreseeable future. Our balance sheet is strong enough to maintain the company through the coming months, and we are encouraged to see product orders and backlog continue to grow despite the situation.
And most importantly, we believe we have created a safe environment for our employees to continue working each day, something that is so very important as other industries are forced to close.
Thank you for your interest and concern in Tecogen, and I hope you all safely navigate this crisis. With that, I’ll take just a few questions.

Question and Answers followed.